Exhibit 99.1

Enservco Corporation Delays Filing of Form 10-K to Restate 2021 Form 10-Qs to Account for the Company’s Utilization of Deferred Tax Liabilities

Earnings conference call originally scheduled for April 18, 2022, will be rescheduled

Company expects to report Q4 revenue 71% higher than prior year with similar revenue increase anticipated for first quarter of 2022

LONGMONT, CO – April 18, 2022 – Enservco Corporation (NYSE American: ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today announced it will delay the filing of its 2021 Form 10-K to restate the Company’s financial statements on three Form 10-Qs for 2021 to adjust for its utilization of certain deferred tax liabilities in 2021. These restatements are not related to operating matters and will not affect the Company’s reported revenue or operating expenses.

The Company also announced it generated a 71% increase in fourth quarter 2021 revenues compared to the prior year fourth quarter due to gains across all service offerings based on increased customer activity driven by higher commodity prices and the addition of new customers.

“We are eager to report our full fourth quarter results from 2021 because they will show improvements year over year,” said Rich Murphy, Executive Chairman. “Our first quarter of 2022 is also expected to show improved results, which will give the Company four consecutive quarters of year-over-year revenue growth. We believe the outlook for the oil and gas industry is favorable, and we remain excited about our prospects going forward.

“We apologize to our stockholders for the delay in our filings and earnings call, but we want to ensure that our amended Form 10-Qs and Form 10-K accurately reflect the appropriate tax treatment that was impacted by the financing completed early in 2021,” Murphy added. “Our auditors and third-party tax advisors are working diligently to complete these calculations as quickly as possible, and we expect to complete our 2021 filings as soon as practicable.”

About Enservco

Through its various operating subsidiaries, Enservco provides a range of oilfield services, including hot oiling, acidizing, frac water heating, and related services. The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming, West Virginia, Utah, Michigan, Illinois, Florida, New Mexico and Louisiana. Additional information is available at www.enservco.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains information that is "forward-looking" in that it describes events and conditions Enservco reasonably expects to occur in the future. Expectations for the future performance of Enservco are dependent upon a number of factors, and there can be no assurance that Enservco will achieve the results as contemplated herein. Certain statements contained in this release using the terms “believes,” "may," “intends,” "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond Enservco's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in Enservco’s annual report on Form 10-K for the year ended December 31, 2020, and subsequently filed documents with the SEC. Forward looking statements in this news release include ability of the Company to complete tax provision calculations, file amended 2021 Form 10-Qs and Form 10-K, and report year over year revenue growth for the fourth quarter of 2021 and first quarter of 2022; potential for continued favorable industry outlook and prospects for the Company. Enservco disclaims any obligation to update any forward-looking statement made herein, except as required by law.

Contact:

Mark Patterson

SVP

Enservco Corporation

mpatterson@enservco.com

Pfeiffer High Investor Relations, Inc.

Jay Pfeiffer

Phone: 303-880-9000

Email: jay@pfeifferhigh.com